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                                                                     Exhibit 3.1

                            THE PATHWAYS GROUP, INC.

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                        ---------------------------------

                        Pursuant to Section 151(g) of the
                        Delaware General Corporation Law

                        ---------------------------------

            THE PATHWAYS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Corpo ration at a meeting duly called and held on August 11, 1999, at which a quorum was present and acting throughout:

            RESOLVED, that, pursuant to authority conferred upon the Board of Directors of the Corporation pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, a series of Preferred Stock of the Corporation to be designated Series A Preferred Stock, par value $.01 per share, be, and it hereby is, created, to consist of 750,000 shares of Preferred Stock which the Corporation has authority to issue, and that the designations, powers, preferences and relative, participating, optional and other special rights and relative qualifications, limitations or restrictions of the shares of such series hereby are fixed as follows:

            1. DESIGNATION. 750,000 authorized shares of Preferred Stock, par value $.01 per share, may be issued in and as a series to be designated the "Series A Preferred Stock" (the "Series A Preferred Stock").

            2. RANK. The Series A Preferred Stock shall be senior in right to any other equity securities of the Corporation with respect to dividend payments and the distribution of assets upon Liquidation (as defined in paragraph 3 hereof).

            3. LIQUIDATION RIGHTS.
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            (a) LIQUIDATION. In the event of the voluntary or involuntary liquidation, dissolution or winding up ("Liquidation") of the Corporation, the holders of the Series A Preferred Stock shall be entitled to have paid to them out of the assets of the Corporation, before any distribution is made to or set apart for the holders of any other series of preferred stock or any other class or series of stock ranking junior to the Series A Preferred Stock in respect of distribution of assets upon Liquidation, an amount per share in cash equal to the Liquidation Value (as defined below) for each share of Series A Preferred Stock held (including any shares of Preferred Stock issuable as dividends pursuant to paragraph 4(a) hereof up to and including the date of final distribution to the holders of the Series A Preferred Stock pursuant to this paragraph 3 (the "Liquidation Date")).

            For the purposes of this Certificate, the "Liquidation Value" of each share of Series A Preferred Stock means $10.00 per share plus cumulative but unpaid dividends. For purposes of this paragraph 3, each of the following shall be considered a "Liquidation": (i) the adoption by Corporation of any plan of liquidation providing for the distribution of all or substantially all of its assets; (ii) the sale or disposition of all or substantially all of the assets or business of the Corporation pursuant to a merger, consolidation or other transaction (unless the stockholders of the Corporation immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, 80% or more of the combined voting power of the entity or entities, if any, that succeed to the business of the Corporation, in substantially the same proportion as they owned the combined voting power of the Corporation);
(iii) the combination of the Corporation with another company pursuant to which the Corporation is the surviving corporation if, immediately after the combination, the stockholders of the Corporation immediately prior to the combination hold, directly or indirectly, less than 50% of the combined voting power of the combined company; or (iv) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than any person who was a beneficial owner of Common Stock of the Corporation, par value $.01 per share (the "Common Stock") on or before the date hereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing more than 50% of the combined voting power of the Corporation.

            (b) INSUFFICIENT LIQUIDATION PROCEEDS. If, upon any Liquidation of the Corpo ration, the assets of the Corporation or proceeds thereof distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amounts payable to such holders, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were not paid in full.

            4. DIVIDENDS.

            (a) SERIES A DIVIDENDS. Holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends at the rate of: (i) six percent (6.0%) PER ANNUM of the Face Value (as defined below), if such dividend is paid in cash, and (ii) ten percent (10.0%) PER


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ANNUM of the Face Value if such dividend is paid in-kind through the issuance of shares of Series A Preferred Stock. Such dividends shall accrue on a quarterly basis, and shall be payable as of the end of each fiscal quarter of the Corporation. Whether the dividends on the Preferred Stock are to be paid in cash or in-kind shall be at the sole election of the Company at the end of each fiscal quarter of the Company. If the Company elects to pay the dividends in-kind by issuing additional shares of Preferred Stock, it shall so notify the holders of the Series A Preferred Stock in writing, and such additional shares shall be issued or deemed issued only immediately prior to the redemption of the Series A Preferred Stock Shares of Series A Preferred Stock accrued as dividends pursuant to this Paragraph 4(a) shall not be deemed outstanding for the purposes of this Paragraph 4 or for the purposes of Paragraph 5(b) or 6, and no dividends shall be accrue with respect thereto. In the event that a dividend payment is made partly in cash and partly in-kind, each holder of Series A Preferred Stock will be entitled to receive the same proportion of cash and in-kind stock. Each dividend will be payable to holders of record of the Series A Preferred Stock at the close of business on the date (a "Record Date") which is the last day of the fiscal quarter of the Corporation. Accrued dividends on outstanding shares of the Series A Preferred Stock shall be cumulative, whether or not declared, from and including the most recent date to which dividends have been paid, or if no dividends have been paid, from the date of original issue thereof. "Face Value" shall mean $10.00 per share of Series A Preferred Stock.

            (b) OTHER DIVIDENDS. So long as any shares of Series A Preferred Stock are outstanding, no dividend, other than a dividend payable in Junior Stock (as defined below), shall be declared or set aside for payment or other distribution declared or made upon Junior Stock, nor shall the Junior Stock be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or upon Liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid or declared and set apart. For the purposes of this paragraph 4(b), "Junior Stock" means the Common Stock and any other class of stock of the Corporation hereinafter authorized which shall rank under the Series A Preferred Stock as to all dividend payments or the distribu tion of assets upon Liquidation.

            5. WARRANTS.

            (a) INITIAL WARRANTS. Upon the initial issuance of each share of Series A Preferred Stock, each initial purchaser of such share shall receive four three-year warrants (each an "Initial Warrant") for each share of Series A Preferred Stock purchased by such purchaser. Each Initial Warrant shall entitle the holder thereof to purchase one share of Common Stock. Each Initial Warrant shall be immediately exercisable, shall terminate on the date which is three years from its issuance and shall have an exercise price (the "Exercise Price") equal to $2.50 per share of Common Stock.

            (b) QUARTERLY WARRANTS. If, prior to January 1, 2000, the Corporation shall not have redeemed the Series A Preferred Stock in full, then on the last day of each fiscal quarter


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ending March 31, June 30, September 30 and December 31 (each a "Warrant Issue
Date") thereafter until the Series A Preferred Stock shall have been redeemed in full, commencing March 31, 2000, the Corporation shall issue to each holder of record of Series A Preferred Stock on such Warrant Issue Date an additional warrant (each, a "Quarterly Warrant") to purchase one share of the Corporation's Common Stock for each six shares of Series A Preferred Stock owned by such holder on the Warrant Issue Date. Each Quarterly Warrant shall be exercisable for three years from the date of issuance thereof and shall be exercisable at the Exercise Price. Notwithstanding the foregoing, no Quarterly Warrants shall be issuable with respect to any shares of Series A Preferred Stock accrued or issued as a dividend in accordance with Paragraph 4(a) hereof.

            (c) THE WARRANTS. The Initial Warrants and the Quarterly Warrants (collectively, the "Warrants") may only be exercised by the record holder thereof. Each Warrant shall be evidenced by a warrant certificate in substantially the form attached hereto as Exhibit A.

            (d) PAYMENT OF EXERCISE PRICE. Each Warrant may be exercised by the holder thereof by surrendering to the Corporation the certificate evidencing the Warrant and paying to the Corporation in cash the Exercise Price for each share of Common Stock to be purchased, and upon receipt of such cash payment, the Corporation shall issue to such exercising holder the Common Stock purchased. Each Warrant may also be exercised upon the terms and conditions set forth in the certificate evidencing the Warrant.

            (e) STOCK TO BE RESERVED. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock or its issued Common Stock held in treasury, or both, solely for the purpose of issuance upon the exercise of the Initial Warrants such number of shares of Common Stock as shall then be issuable upon the exercise of such Initial Warrants. Upon the issuance of each Quarterly Warrant, the Corporation shall thereafter at all times reserve and keep available out of its authorized but unissued Common Stock or its issued Common Stock held in treasury, or both, solely for the purpose of issuance upon the exercise of the Quarterly Warrants such number of shares of Common Stock as shall then be issuable upon the exercise of such Quarterly Warrants. If at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the exercise of the Initial Warrants and the Quarterly Warrants then outstanding, the Corporation shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for that purpose. The Corporation cove nants and agrees that all shares of the Common Stock which shall be so issuable shall, upon issuance, be duly authorized and validly issued, fully paid and nonassessable and free from all preemptive rights of stockholders and liens and charges with respect to the issue thereof. The Corporation shall take all such action as may be necessary to assure that all such shares of the Common Stock may be so issued without violation of any applicable law or regulation, any requirements of any exchange upon which the Common Stock of the Corporation may be listed, the charter or by-laws of the Corporation, or any agreement, instrument or order to which the Corporation or any of its subsidiaries is then subject.


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            6. VOTING. Each share of the Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock which may be purchased upon the exercise of the Warrants issued with respect to such share of the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock; PROVIDED, HOWEVER, that upon the exercise of such Warrants, the shares of Series A Preferred Stock with respect to which such Warrants were initially issued shall cease to have such number of votes as shall equal the number of shares of Common Stock purchased upon the exercise of such Warrants; and PROVIDED FURTHER, that if the holder of the shares of Series A Preferred Stock shall, for any reason, sell, assign, pledge or otherwise transfer the Warrants issued with respect to such Series A Preferred Stock, the shares of Series A Preferred Stock with respect to which such Warrants were initially issued shall cease to have such number of votes as shall equal the number of Warrants sold, assigned, pledged or transferred. Except as provided below or as otherwise required by law, the holders of the Series A Preferred Stock shall vote together with the holders of the Common Stock of the Corporation as a single class. Neither the Certificate of Incorporation nor this Certificate may be amended to alter or change the powers, preferences or special rights of the Series A Preferred Stock without the consent of the holders of at least a majority of the number of outstanding shares of the Series A Preferred Stock outstanding at the time, given by such holders together as one class, and given by vote in person, by proxy at a meeting or by consent as permitted under law.

            7. REDEMPTION.

            (a) OPTIONAL REDEMPTION. The Corporation may, at any time, redeem the Series A Preferred Stock, in whole or in part, in accordance with the procedures set forth in this Paragraph 7. The Corporation shall give written notice to holders of shares of the Series A Preferred Stock (including Series A Preferred Stock issued as dividends) of its election to redeem the Series A Preferred Stock, which notice shall also set forth the Record Date (as hereinafter defined) for determining the holders of Series A Preferred Stock whose shares are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed and the date fixed for such redemption (the "Optional Redemption Date"). The Board of Directors of the Corporation shall select the date (the "Record Date") as of which the holders of Series A Preferred Stock whose shares are to be redeemed will be determined. The Corporation shall give such notice not less than 30 days prior to the Optional Redemption Date. Each share of Series A Preferred Stock to be redeemed shall be redeemed for a price equal to the Liquidation Value.

            (b) MANDATORY REDEMPTION. If, on or prior to November 30, 2001, the Corporation shall not have redeemed all of the outstanding shares of Series A Preferred Stock, the Corporation shall redeem for cash all of the outstanding shares of Series A Preferred Stock on December 31, 2001 (the "Mandatory Redemption Date").

            (c) PAYMENT OF REDEMPTION PRICE. On the Optional Redemption Date or the Mandatory Redemption Date, as the case may be, the Corporation shall pay the redemption price,


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in cash, to each holder of Series A Preferred Stock whose shares are being redeemed. If the Corporation shall be unable to redeem in full all of the issued and outstanding shares of Series A Preferred Stock to be redeemed, the redemption amount shall be paid among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were not paid in full.

            (d) OUTSTANDING WARRANTS NOT AFFECTED. The redemption of the Series A Preferred Stock shall not impair or limit in any way the exercisability, in accordance with their terms, of the Warrants theretofore issued or accrued but not yet issued.

            8. IDENTICAL RIGHTS. Each share of the Series A Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all respects with, and all other shares of the Series A Preferred Stock.

            9. CERTIFICATES. So long as any shares of the Series A Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each stockholder who so requests, the powers, preferences and rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or such rights.

            10. MISCELLANEOUS.

            (a) COMMUNICATIONS. All notices and other communications required or permitted to be given to holders of shares of Series A Preferred Stock pursuant to this Certificate shall be in writing and shall be deemed to have been duly given (i) when delivered by hand or by Federal Express or a similar overnight courier to or (ii) five days after being deposited in any United States post office enclosed in a postage prepaid registered mail envelope addressed to the persons shown on the books of the Corporation as the holders of the shares at the addresses as they appear in the books of the Corporation, as of a record date or a date determined in accordance with the Corporation's Certificate of Incorporation or By-laws, this Certificate and applicable law.

            (b) DESIGNATIONS AND PREFERENCES. Except as may otherwise be required by law, shares of Series A Preferred Stock will not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate or in the Corporation's Certificate of Incorporation.

            (c) HEADINGS. Headings used in this Certificate are for convenience only and shall not be used in the interpretation of this Certificate. References to paragraphs are to the paragraphs of this certificate.


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            (d) WAIVER; AMENDMENT. The preferences, special rights or powers of the Series A Preferred Stock may be waived, and any of the provisions of the Series A Preferred Stock may be amended, by the affirmative vote at a meeting or the written consent of holders of record of at least a majority of the outstanding shares of Series A Preferred Stock.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and its corporate seal hereunto affixed by Carey F. Daly, II, its President, and to be attested by Mark T. Schuur, its Chief Financial Officer, on this 11th day of August, 1999.


                                    THE PATHWAYS GROUP, INC.


                                    /s/ CAREY F. DALY, II
                                    ------------------------
                                    Carey F. Daly, II
                                    President

Attest:


/s/ MARK T. SCHUUR
-----------------------
Mark T. Schuur
Chief Financial Officer


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                            CORPORATE ACKNOWLEDGMENT

STATE OF CALIFORNIA  )
                     )   ss:
COUNTY OF SONOMA     )

         On this 11th day of August, 1999 before the undersigned, a Notary Public in and for the State of California, personally appeared Carey Francis Daly, II, known to me to be the person who executed the foregoing Certificate of Designations and known to me to be President of The Pathways Group, Inc. and acknowledged to me that he executed the same as an official and duly authorized act of such entity for the purposes therein expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the State and County and on the day and year first above written.


(SEAL)                                 /s/ IRENE S. VEGAR
                                       -----------------------------------------
                                       Notary Public
                                       My commission expires: December 2, 2002

                            CORPORATE ACKNOWLEDGMENT

STATE OF                )
                        )   ss:
COUNTY OF               )

            On this ______ day of ________, 1999 before the undersigned, a Notary Public in and for the State of ____________, personally appeared ________________________, known to me to be the person who executed the foregoing Certificate of Designations and known to me to be _______________ of ___________________________________________ and acknowledged to me that he/she executed the same as an official and duly authorized act of such entity for the purposes therein expressed.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the State and County and on the day and year first above written.


(SEAL)                                 ______________________________________
                                       Notary Public
                                       My commission expires: _______________


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